UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K/A
________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2009

Quamtel, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31757	98-0233452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14911 Quorum Drive, Suite 140, Dallas, Texas 75254
 (Address of principal executive offices) (Zip code)

(972) 361-1980
(Registrant's telephone number, including area code)

8050 North University Drive, Suite 202, Tamarac, FL 33160
(Former Address)
___________

Copies to:

Ronald L. Brown
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFNITIVE AGREEMENT

See Explanatory Note.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Explanatory Note.

ITEM 3.02 UNREGISTERED SLAES OF EQUITY SECURITIES.

See Explanatory Note.

ITEM 5.02 ELECTION OF DIRECTORS AND OFFICERS

See Explanatory Note.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

See Explanatory Note.

Exhibit No.	Exhibit

2.1	Membership Interest Purchase Agreement

2.2	Form of warrant

99.1	Audited balance sheet of Mobile Internet Devices, LLC as of September 30, 2009 and the related statement of operations, changes in member's equity and cash flows for the period from February 4, 2009 (inception) to September 30, 2009

99.3	Proforma unaudited condensed consolidated financial statements as of September 30, 2009 and for the three and nine months then ended.

EXPLANATORY NOTE

Quamtel, Inc. (the "Company") is filing this Amendment No. 1 to its Current Report on Form 8-K (the "December 14, 2009 8-K"), which was originally filed on December 14, 2009. This Amendment expands the disclosure in the Company’s original Form 8-K as follows:

1.	Exhibit 99.1 Audited financial statements of the aquiree Mobile Internet Devices, LLC were added; and

2.	Exhibit 99.2 Proforma unaudited financial statements were added.

This Amendment does not amend or refile any other Items or Exhibits in the December 14, 2009 Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAMTEL, INC.

By:	/s/ STUART EHRLICH
Stuart Ehrlich Chief Executive Officer

Date: February 23, 2010